EXHIBIT 99.1

                                                           FOR IMMEDIATE RELEASE

                December 15, 2004
                Thomas S. Irwin (954) 987-4000 ext. 7560
                Victor H. Mendelson (305) 374-1745 ext. 7590

                      HEICO REPORTS SIGNIFICANTLY INCREASED
                FISCAL 2004 FOURTH QUARTER AND FULL YEAR RESULTS
      69% Increase in Full Year Net Income and Continued Strong Cash Flow;
    41% Increase in Full Year Operating Income on 22% Increase in Net Sales;
        Fourth Quarter Net Income up 46% on 28% Increase in Net Sales and
                        51% Increase in Operating Income

HOLLYWOOD, FL and MIAMI, FL -- HEICO CORPORATION (NYSE: HEI.A and HEI) today reported that net income for the fiscal year ended October 31, 2004 increased 69% to $20,630,000, or 80 cents per diluted share, compared to net income of $12,222,000, or 50 cents per diluted share, for the fiscal year ended October 31, 2003. For the fourth quarter of fiscal 2004, net income increased 46% to $5,166,000, or 20 cents per diluted share, from $3,540,000, or 14 cents per diluted share, in the fourth quarter of fiscal 2003.

(NOTE: HEICO has two classes of common stock traded on the NYSE. Both classes, the Class A Common Stock (HEI.A) and the Common Stock (HEI), are virtually identical in all economic respects. The only difference between the share classes is the voting rights. The Class A Common Stock (HEI.A) receives 1/10 vote per share and the Common Stock (HEI) receives one vote per share.)

Operating income increased 41% to $32,619,000 for the fiscal year ended October 31, 2004 from $23,205,000 for the fiscal year ended October 31, 2003 and increased 51% to $10,004,000 for the fourth quarter of fiscal 2004 from $6,644,000 for the fourth quarter of fiscal 2003.

Net sales increased 22% to $215,744,000 in the fiscal year ended October 31, 2004 from $176,453,000 in the fiscal year ended October 31, 2003. Net sales for the fourth quarter of fiscal 2004 were up 28% to $60,980,000 from $47,662,000 in the fourth quarter of fiscal 2003.

Net income for the fiscal year ended October 31, 2004 includes $4.0 million in proceeds (net of the minority interest's share of the income) received in the third quarter from a key-person life insurance policy maintained by a subsidiary of the Company's Flight Support Group. In the attached Condensed Consolidated Statements of Operations, the life insurance proceeds are excluded from the computation of operating income and reported after operating income.

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Included in operating income for the fiscal year ended October 31, 2004 are
$850,000 of pre-tax restructuring expenses within certain subsidiaries of the Flight Support Group that provide repair and overhaul services and $410,000 of pre-tax legal and other costs related to litigation brought by a subsidiary of the Company's Electronic Technologies Group. The net impact of the life insurance proceeds reduced by the restructuring expenses and litigation-related expenses increased net income by $3.3 million, or $.13 per diluted share, for the fiscal year ended October 31, 2004.

Cash flow from operating activities for the fiscal year ended October 31, 2004 increased 58% to $44.1 million, including $5.0 million from the life insurance proceeds, from $27.9 million in the fiscal year ended October 31, 2003 and equaled 214% of the Company's net income. Capital expenditures totaled $4.8 million in the fiscal year ended October 31, 2004.

Laurans A. Mendelson, HEICO's Chairman, President & Chief Executive Officer, remarked, "In reviewing our operating results for fiscal 2004, we are extremely pleased with the progress we made. Both our Flight Support Group and our Electronic Technologies Group reported significantly improved sales and operating income. Our organic sales growth approximated 22% in the fourth quarter of fiscal 2004 versus the fourth quarter of fiscal 2003 and our PMA aftermarket sales reached an all time quarterly and yearly high.

Operating margins within our Flight Support Group continued to show year-over-year improvement despite the restructuring expenses and operating margins within our Electronic Technologies Group continued at a strong level. The restructuring efforts within our Flight Support Group, which included consolidation of two West Coast repair and overhaul facilities, are now substantially complete.

We are also pleased to note that cash flow continued very strong. Cash flow from operating activities in the fourth quarter of fiscal 2004 and full year totaled $11.4 million and $44.1 million, respectively, allowing us to reduce borrowings under our revolving credit facility by $18.0 million in the fourth quarter.

As we look forward to fiscal 2005 and beyond, we will continue to focus on new products, further market penetration, additional acquisitions and maintaining our financial strength. Based on current market conditions, we believe that the Flight Support Group's operating margins can continue to show year over year improvement while maintaining the strong operating margins in the Electronic Technologies Group. Including the results of our recent acquisition, Connectronics Corp., we are targeting fiscal 2005 net sales growth in the range of 10% to 13% over fiscal 2004 and fiscal 2005 diluted earnings per share in the range of $.83 - $.85. This earnings target compares very favorably with the $.80 per diluted share net income reported in fiscal 2004 since the fiscal 2004 results include the $.13 per diluted share net income impact of the life insurance proceeds reduced by the restructuring and litigation-related expenses. The Company does not give guidance on quarterly sales or earnings.

Fiscal 2005 cash flow from operating activities should approximate $40 million and our capital expenditure budget for fiscal 2005 approximates $11 million.

We remain confident our focused business model will provide substantial potential for sustainable growth."

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

For the fiscal year ended October 31, 2004, net sales of the Flight Support Group increased 19% to $153,238,000 from $128,277,000 for the fiscal year ended October 31, 2003. For the fourth quarter of fiscal 2004, net sales of the Flight Support Group increased 24% to $41,185,000 from $33,273,000 for the fourth quarter of fiscal 2003. The increase in net sales for the fiscal year and fourth quarter ended October 31, 2004 versus the respective fiscal 2003 periods resulted primarily from improved demand for the Company's replacement parts and repair and overhaul services, which reflects continuing recovery in the commercial airline industry, as well as increased sales of new products. Substantially all of the sales growth of the Flight Support Group in fiscal year 2004 was organic growth.

Operating income of the Flight Support Group increased 26% to $24,251,000 for the fiscal year ended October 31, 2004 from $19,187,000 for the fiscal year ended October 31, 2003 and increased 42% to $6,907,000 for the fourth quarter of fiscal 2004 from $4,851,000 for the fourth quarter of fiscal 2003. The increase in operating income for the fiscal year and the fourth quarter ended October 31, 2004 reflects the higher net sales resulting from increased sales volumes and higher margins resulting from improved operating efficiencies within the Flight Support Group.

Net sales of the Electronic Technologies Group increased 29% to $62,648,000 for the fiscal year ended October 31, 2004 from $48,597,000 for the fiscal year ended October 31, 2003 and increased 37% to $19,823,000 for the fourth quarter of fiscal 2004 from $14,495,000 for the fourth quarter of fiscal 2003. The increase in net sales for the fiscal year and the fourth quarter ended October 31, 2004 reflects the acquisition of Sierra Microwave Technology in December 2003 and full-year organic sales growth of approximately 6%.

Operating income of the Electronic Technologies Group increased 80% to $15,259,000 for the fiscal year ended October 31, 2004 from $8,497,000 for the fiscal year ended October 31, 2003 and increased 81% to $5,644,000 for the fourth quarter of fiscal 2004 from $3,123,000 for the fourth quarter of fiscal 2003. The increase in operating income for the fiscal year and the fourth quarter ended October 31, 2004 reflects the acquisition of Sierra and the organic sales growth.

The 41% increase in total operating income for the fiscal year ended October 31, 2004 and the 51% increase in total operating income for the fourth quarter over the comparable periods of fiscal 2003 reflect the increased net sales and higher margins within both the Flight Support Group and the Electronic Technologies Group.

There are currently approximately 14.4 million shares of HEICO's Class A Common Stock (HEI.A) outstanding and 9.9 million shares of HEICO's Common Stock (HEI) outstanding. The stock symbols for HEICO's two classes of common stock on most web sites are HEI.A and HEI. However, some web sites change HEICO's Class A Common Stock stock symbol (HEI.A) to HEI/A or HEIa.

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As previously announced, HEICO will hold a conference call on Thursday, December
16, 2004 at 8:30 a.m. Eastern Standard Time to discuss its fourth quarter results. Individuals wishing to participate in the conference call should dial:
U.S./Canada/International/Local 302-709-8328, wait for the conference operator and provide the operator with the "Verbal" Passcode/Conference ID VM442019. A digital replay will be available one hour after the completion of the conference for 14 days. To access, dial: U.S./Canada/International/Local 402-220-2946 and enter Passcode/Conference ID 442019#.

HEICO Corporation is engaged primarily in certain niche segments of the aviation, defense, space and electronics industries through its Hollywood, FL-based HEICO Aerospace Holdings Corp. subsidiary and its Miami, FL-based HEICO Electronic Technologies Corp. subsidiary. HEICO's customers include a majority of the world's airlines and airmotives as well as numerous defense and space contractors and military agencies worldwide in addition to telecommunications, electronics and medical equipment manufacturers. For more information about HEICO, please visit our web site at http://www.heico.com.

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and assumptions. HEICO's actual results could differ materially from those expressed in or implied by those forward-looking statements as a result of factors, including, but not limited to: lower demand for commercial air travel or airline fleet changes, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense or space spending by U.S. and/or foreign customers, or competition from existing and new competitors, which could reduce our sales; HEICO's ability to introduce new products and product pricing levels, which could reduce our sales or sales growth; and HEICO's ability to make acquisitions and achieve operating synergies from acquired businesses, customer credit risk, interest rates and economic conditions within and outside of the aviation, defense, space and electronics industries, which could negatively impact our costs and revenues. Parties receiving this material are encouraged to review all of HEICO's filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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HEICO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                             TWELVE MONTHS ENDED OCTOBER 31,
                                                        -----------------------------------------
                                                             2004                       2003
                                                        --------------             --------------
Net sales                                               $  215,744,000             $  176,453,000
Cost of sales                                              139,932,000                118,349,000
Selling, general and administrative expenses                43,193,000                 34,899,000
                                                        --------------             --------------
Operating income                                            32,619,000 /(1)/           23,205,000
Interest expense                                            (1,090,000)                (1,189,000)
Interest and other income                                       26,000                     93,000
Life insurance proceeds                                      5,000,000 /(2)/                   --
                                                        --------------             --------------
Income before income taxes and minority interests           36,555,000                 22,109,000
Income tax expense                                          10,948,000                  7,872,000
                                                        --------------             --------------
Income before minority interests                            25,607,000                 14,237,000
Minority interests' share of income                          4,977,000                  2,015,000
                                                        --------------             --------------
Net income                                              $   20,630,000 /(1)//(2)/  $   12,222,000
                                                        ==============             ==============

Net income per share:
  Basic                                                 $          .86 /(1)//(2)/  $          .53
  Diluted                                               $          .80 /(1)//(2)/  $          .50

Weighted average number of common shares outstanding:
  Basic                                                     24,036,980                 23,236,841
  Diluted                                                   25,754,598                 24,531,280

                                                            TWELVE MONTHS ENDED OCTOBER 31,
                                                        --------------------------------------
                                                             2004                    2003
                                                        --------------          --------------
Operating segment information: -
  Net sales:
    Flight Support Group                                $  153,238,000          $  128,277,000
    Electronic Technologies Group                           62,648,000              48,597,000
    Intersegment sales                                        (142,000)               (421,000)
                                                        --------------          --------------
                                                        $  215,744,000          $  176,453,000
                                                        ==============          ==============

  Operating income:
    Flight Support Group                                $   24,251,000 /(1)/    $   19,187,000
    Electronic Technologies Group                           15,259,000 /(1)/         8,497,000
    Other, primarily corporate                              (6,891,000)/(3)/        (4,479,000)
                                                        --------------          --------------
                                                        $   32,619,000          $   23,205,000
                                                        ==============          ==============

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HEICO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                            THREE MONTHS ENDED OCTOBER 31,
                                                        -------------------------------------
                                                             2004                   2003
                                                        --------------         --------------
Net sales                                               $   60,980,000         $   47,662,000
Cost of sales                                               39,034,000             32,371,000
Selling, general and administrative expenses                11,942,000              8,647,000
                                                        --------------         --------------
Operating income                                            10,004,000              6,644,000
Interest expense                                              (208,000)              (252,000)
Interest and other income (expense)                            (69,000)               (13,000)
                                                        --------------         --------------
Income before income taxes and minority interests            9,727,000              6,379,000
Income tax expense                                           3,501,000              2,267,000
                                                        --------------         --------------
Income before minority interests                             6,226,000              4,112,000
Minority interests' share of income                          1,060,000                572,000
                                                        --------------         --------------
Net income                                              $    5,166,000         $    3,540,000
                                                        ==============         ==============

Net income per share:
  Basic                                                 $          .21         $          .15
  Diluted                                               $          .20         $          .14

Weighted average number of common shares outstanding:
  Basic                                                     24,188,977             23,506,242
  Diluted                                                   25,888,860             24,897,325

                                                            THREE MONTHS ENDED OCTOBER 31,
                                                        -------------------------------------
                                                             2004                   2003
                                                        --------------         --------------
Operating segment information: -
  Net sales:
    Flight Support Group                                $   41,185,000         $   33,273,000
    Electronic Technologies Group                           19,823,000             14,495,000
    Intersegment sales                                         (28,000)              (106,000)
                                                        --------------         --------------
                                                        $   60,980,000         $   47,662,000
                                                        ==============         ==============
Operating income:
    Flight Support Group                                $    6,907,000         $    4,851,000
    Electronic Technologies Group                            5,644,000              3,123,000
    Other, primarily corporate                              (2,547,000)/(3)/       (1,330,000)
                                                        --------------         --------------
                                                        $   10,004,000         $    6,644,000
                                                        ==============         ==============

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HEICO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                                        OCTOBER 31, 2004      OCTOBER 31, 2003
                                                        ----------------      ----------------
Cash and cash equivalents                               $        214,000      $      4,321,000
Accounts receivable, net                                      36,798,000            28,820,000
Inventories                                                   48,020,000            51,240,000
Prepaid expenses and other current assets                      8,880,000            10,103,000
                                                        ----------------      ----------------
    Total current assets                                      93,912,000            94,484,000
Property, plant and equipment, net                            36,906,000            35,537,000
Goodwill                                                     216,674,000           188,700,000
Other assets                                                  16,763,000            14,523,000
                                                        ----------------      ----------------
    Total assets                                        $    364,255,000      $    333,244,000
                                                        ================      ================

Current maturities of long-term debt                    $         58,000      $         29,000
Other current liabilities                                     31,984,000            22,657,000
                                                        ----------------      ----------------
    Total current liabilities                                 32,042,000            22,686,000
Long-term debt, net of current maturities                     18,071,000            31,984,000
Other non-current liabilities                                 22,096,000            16,479,000
                                                        ----------------      ----------------
    Total liabilities                                         72,209,000            71,149,000
Minority interests in consolidated subsidiaries               44,644,000            40,577,000
Shareholders' equity                                         247,402,000           221,518,000
                                                        ----------------      ----------------
    Total liabilities and shareholders' equity          $    364,255,000      $    333,244,000
                                                        ================      ================

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

                                                            TWELVE MONTHS ENDED OCTOBER 31,
                                                        --------------------------------------
                                                              2004                  2003
                                                        ----------------      ----------------
Operating Activities:
  Net income                                            $     20,630,000      $     12,222,000
  Depreciation and amortization                                6,779,000             6,720,000
  Deferred income tax provision                                4,125,000             3,520,000
  Minority interests' share of income                          4,977,000             2,015,000
  Increase in accounts receivable                             (6,193,000)             (101,000)
  Decrease in inventories                                      3,576,000             3,705,000
  Other                                                       10,156,000              (202,000)
                                                        ----------------      ----------------
    Net cash provided by operating activities                 44,050,000            27,879,000
                                                        ----------------      ----------------
Investing Activities:
  Capital expenditures                                        (4,782,000)           (3,771,000)
  Acquisitions and related costs, net of cash acquired       (28,099,000)           (1,554,000)
  Other                                                       (1,290,000)              118,000
                                                        ----------------      ----------------
    Net cash used in investing activities                    (34,171,000)           (5,207,000)
                                                        ----------------      ----------------
Financing Activities:
  Payments on revolving credit facility, net                 (14,000,000)          (24,000,000)
  Cash dividends paid                                         (1,201,000)           (1,055,000)
  Other                                                        1,215,000             2,165,000
                                                        ----------------      ----------------
    Net cash used in financing activities                    (13,986,000)          (22,890,000)
                                                        ----------------      ----------------
Net decrease in cash and cash equivalents                     (4,107,000)             (218,000)
Cash and cash equivalents at beginning of year                 4,321,000             4,539,000
                                                        ----------------      ----------------
Cash and cash equivalents at end of year                $        214,000      $      4,321,000
                                                        ================      ================

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HEICO CORPORATION
FOOTNOTES TO CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

----------

(1) Fiscal 2004 operating income was reduced by an aggregate of $850,000 in restructuring expenses recorded by certain subsidiaries of the Flight Support Group that provide repair and overhaul services including $350,000 recorded in cost of sales and $500,000 recorded in selling, general and administrative expenses. The restructuring expenses decreased fiscal 2004 net income by $427,000, or $.02 per basic and diluted share. Fiscal 2004 operating income was also reduced by an aggregate of $410,000 of legal and other costs related to litigation brought by a subsidiary of the Electronic Technologies Group. The litigation-related expenses decreased fiscal 2004 net income by $257,000, or $.01 per basic and diluted share.

(2) Represents proceeds from a $5.0 million key-person life insurance policy maintained by a subsidiary of the Flight Support Group. The minority interest's share of this income totaled $1.0 million, which is reported as a component of minority interests' share of income. Accordingly, the life insurance proceeds increased fiscal 2004 net income by $4.0 million, or $.17 per basic and $.16 per diluted share.

(3) Includes employee performance awards expense of $1.4 million in fiscal 2004, including $1.1 million recorded in the fourth quarter of fiscal 2004.